Exhibit 99.1

Walgreens Boots Alliance Suspends Quarterly Dividend as Company Continues Disciplined Execution

Against Strategic Priorities

DEERFIELD, Ill., Jan. 30, 2025 – Walgreens Boots Alliance, Inc. (Nasdaq: WBA) today announced that its board of directors is suspending the company’s cash dividend historically paid to stockholders on a quarterly basis, as management continues to evaluate and refine its capital allocation policy consistent with the company’s broader long-term turnaround efforts.

This change in capital allocation is aimed at strengthening WBA’s balance sheet by reducing debt over time and improving free cash flow, as the company works toward achieving a retail pharmacy-led turnaround underpinned by a sustainable economic model. The company’s cash needs over the next several years, including with respect to litigation and debt refinancing, were important considerations as part of the decision to suspend the dividend.

WBA leadership remains focused on successfully executing against its strategic priorities and maintaining financial discipline, which it believes will deliver sustained value creation over the long term.

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is an integrated healthcare, pharmacy and retail leader serving millions of customers and patients every day, with a 175-year heritage of caring for communities.

A trusted, global innovator in retail pharmacy with approximately 12,500 locations across the U.S., Europe and Latin America, WBA plays a critical role in the healthcare ecosystem. Through dispensing medicines, improving access to pharmacy and health services, providing high quality health and beauty products and offering anytime, anywhere convenience across its digital platforms, WBA is shaping the future of healthcare in the thousands of communities it serves and beyond.

WBA employs approximately 312,000 people, with a presence in eight countries and consumer brands including: Walgreens, Boots, Duane Reade, the No7 Beauty Company and Benavides. The Company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. In fiscal 2024, WBA scored 100% on the Disability Equality Index for disability inclusion.

More Company information is available at www.walgreensbootsalliance.com.

Cautionary Note Regarding Forward-Looking Statements: All statements in this press release that are not historical, including statements regarding WBA’s broader turnaround efforts and refining its capital allocation, generating positive cash flows and strengthening WBA’s balance sheet, the ability of WBA to pay dividends in the future, achieving a sustainable economic model, executing against strategic priorities and delivering sustained value creation over the long term, are forward-looking statements for

Walgreens Boots Alliance, Inc. | walgreensbootsalliance.com

purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Form 10-K for the fiscal year ended August 31, 2024, and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

WBA Media Relations	Contact
USA / Jim Cohn	+1 224 813 9057

WBA Investor Relations	Contact
Eric Wasserstrom	+1 847 315 2922

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